Veneto Holdings, LLC

Consolidated Financial Statements as of June 30, 2018

and December 31, 2017 and for the Six Months Ended

June 30, 2018 and 2017

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Veneto Holdings, LLC

TABLE OF CONTENTS

Page
CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE SIX MONTHS ENDED JUNE 30, 2018 and 2017:

Balance Sheets	3

Statements of Operations	4

Statements of Changes in Equity	5

Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-19

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VENETO HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2018 AND DECEMBER 31, 2017
Dollars in thousands

	June 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,790	$14,748
Restricted cash	350	350
Accounts receivable, net of allowance for doubtful accounts of $189 and $806	3,933	7,996
Inventories, net of allowance for obsolescence of $41 and $0	1,638	1,561
Prepaid expenses and other	3,890	5,001
Total current assets	17,601	29,656

LONG-TERM ASSETS:
Property and equipment, net	2,775	3,007
Goodwill, net	3,082	6,079
Notes receivable from related parties	2,015	499
Other assets, net	485	788
Total long-term assets	8,357	10,373
TOTAL ASSETS	$25,958	$40,029

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,089	$4,636
Accrued expenses	1,424	3,476
Current portion of notes payable	5,624	—
Other current liabilities	32	18
Total current liabilities	10,169	8,130

LONG-TERM LIABILITIES:
Notes payable	1,554	8,512
Due to related parties	462	462
Equipment lease financing	10	43
Contingent consideration	181	728
Deferred rent	959	1,049
Total long-term liabilities	3,166	10,794

COMMITMENTS AND CONTINGENCIES

NONCONTROLLING INTERESTS	824	709

MEMBERS’ EQUITY	11,799	20,396

TOTAL LIABILITIES AND EQUITY	$25,958	$40,029

The accompanying notes are an integral part of these consolidated financial statements.

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VENETO HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017
Dollars in thousands

	2018	2017
REVENUE, NET	$25,773	$58,993

COST OF GOODS SOLD	14,427	31,575

GROSS PROFIT	11,346	27,418

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	17,853	19,182

OPERATING INCOME (LOSS)	(6,507)	8,236

INTEREST EXPENSE, NET	235	140

OTHER EXPENSE (INCOME), NET	(546)	159

NET INCOME (LOSS)	(6,196)	7,937

LESS NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,401	4,544
NET INCOME (LOSS) ATTRIBUTABLE TO VENETO HOLDINGS, LLC	$(8,597)	$3,393

The accompanying notes are an integral part of these consolidated financial statements.

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VENETO HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2018
Dollars in thousands

	Members’ Equity	Noncontrolling Interests	Total Equity
BALANCE—January 1, 2018	$20,396	$709	$21,105
Net loss	(8,597)	2,401	(6,196)
Contributions from noncontrolling interests	—	111	111
Distributions to noncontrolling interests	—	(2,397)	(2,397)
BALANCE—June 30, 2018	$11,799	$824	$12,623

The accompanying notes are an integral part of these consolidated financial statements.

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VENETO HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017
Dollars in thousands

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,196)	$7,937
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,412	3,249
Loss on disposal of assets	—	126
Bad debt expense (recoveries)	(220)	1,110
Noncash interest expense	19	10
Inventory obsolescence reserve	55	—
Increase (decrease) in deferred rent	(90)	276
Contingent consideration valuation adjustment	(471)	—
Decrease (increase) in accounts receivable	4,283	(886)
Decrease (increase) in inventories	(133)	782
Decrease (increase) in prepaid expenses and other	1,112	(1,415)
Increase (decrease) in accounts payable	(1,546)	3,640
Increase (decrease) in accrued expenses	(1,649)	1,328
Increase in other current liabilities	14	19
Other	(41)	(23)
Net cash provided by (used in) operating activities	(1,451)	16,153

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition—net of cash acquired	—	(1,529)
Capital expenditures	(114)	(1,158)
Loan to third party - Ayass	—	(1,695)
Loan to related party	(1,500)	—
Payments received on note receivable from third party - Ayass	240	—
Net cash used in investing activities	(1,374)	(4,382)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	—	7,560
Payment of loan origination fees	—	(76)
Payments on notes payable	(1,383)	(46)
Payments of contingent consideration	(65)	(554)
Distributions to members	—	(16,109)
Distributions to noncontrolling interests	(2,796)	(4,959)
Contributions from noncontrolling interests	111	9
Net cash used in financing activities	(4,133)	(14,175)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,958)	(2,404)

CASH AND CASH EQUIVALENTS—Beginning of period	14,748	15,996

CASH AND CASH EQUIVALENTS—End of period	$7,790	$13,592

SUPPLEMENTAL DISCLOSURES:
Interest paid	$206	$104
Franchise taxes paid	455	277
Non cash business acquisition	—	336
Non cash satisfaction of contingent consideration	11	—
Non cash contribution in exchange for extinguishment of due to related parties	—	2,100
Non cash satisfaction of notes receivable from related parties	—	1,097
Accrued but unpaid distributions	395	940

The accompanying notes are an integral part of these consolidated financial statements.

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Veneto Holdings, LLC

Notes to Consolidated Financial Statements

AS OF June 30, 2018 and December 31, 2017 AND FOR THE SIX MONTHS ENDED JUNE 30, 2018 and 2017

(Dollars in thousands)

1. Organization

From inception through March 16, 2017, Medoc Health Services & Affiliates (“Medoc”) represented the combination of Medoc Health Services, LLC (MHS) formed on October 24, 2014, Messorio Healthcare Services, LLC (Messorio) formed on April 27, 2015, Buccella Biomedical, LP (Buccella) formed on March 10, 2016, MD 20/20 Health Services, LP (MD 20/20) formed on September 3, 2015, and Molise Health Sciences, LLC (Molise) formed on January 23, 2017. MHS and Buccella hold investments in and manage managed services organizations (each an “MSO”). Messorio owns and operates ancillary health care service providers, primarily pharmacies and laboratories in Texas, Oklahoma and Arizona. MD 20/20 provides management, administrative, and marketing services with respect to physicians that are not affiliated with a MHS MSO. Molise owns and operates a diagnostic laboratory in Arizona.

On March 16, 2017 the membership interests of MHS, Messorio, Buccella, MD 20/20, and Molise were contributed by their members to Veneto Holdings, LLC (“Veneto” or the “Company”), which was formed on December 10, 2015. As of March 16, 2017, Veneto Holdings, LLC represents the consolidation of each of the aforementioned entities.

2. Summary of Significant Accounting Policies

The consolidated financial statements and accompanying notes have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”).

Business—Veneto is a Master managed services organization engaged in the business of providing, directly or through affiliates, certain management, administrative, and marketing services to a network of ancillary health care service providers including specialty pharmacies, diagnostic laboratories, diagnostic imaging centers, and biologic companies. Through this network, Veneto is able to provide physicians with a portfolio of services designed to improve patient care, practice productivity, and clinical efficiency. The Company began operations in 2015 when the first Veneto-managed MSO was formed. Veneto, through its wholly owned subsidiary MHS, entered into contractual relationships with ancillary service providers, where Medoc performed certain management, administrative and marketing services on behalf of the ancillary service provider (each a “VSA”) in exchange for service fees. From inception to March 2016, Medoc had VSAs with specialty pharmacies, laboratories, diagnostic imaging providers, and biologic companies, with the vast majority of revenue coming from the VSAs with specialty pharmacies. In November 2015, the Company transitioned from contractual relationships with non-owned or “contracted” pharmacies and laboratories to owned pharmacies and laboratories. Each MSO contracts directly with Medoc to provide a portion of the services that Medoc has agreed to provide to each ancillary service vendor under a VSA. Each MSO is then entitled to a portion of the revenues collected by Medoc for the portion of services that the MSO performs. Assuming that the MSO has available cash (as defined), each MSO makes a monthly distribution of profits to each MSO member based on the member’s ownership percentage.

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Principles of Consolidation—The consolidated financial statements include the accounts of Veneto, MHS, Messorio, Buccella, MD 20/20, Molise, and each of their subsidiaries. All material balances and transactions between these entities have been eliminated in consolidation. The Company continually evaluates its investments to determine if they represent variable interests in a Variable Interest Entity (VIE). If the Company determines that it has a variable interest in a VIE, the Company then evaluates if it is the primary beneficiary of the VIE based on whether the Company has both the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb benefits from or losses of the VIE that could potentially be significant to the VIE. The Company consolidates a VIE if it is considered to be the primary beneficiary. While the individual MSOs have more diverse ownership, the outside (non-common) ownership does not have the ability to direct the activities of the entity. The outside ownership does not have the ability to determine the timing or amount of distributions. As a result, these VIEs are consolidated and the non-controlling interest presented represents the physician ownership. The Company consolidates entities in which it or its wholly owned subsidiary is the general partner or managing member and the limited partners or members, respectively, do not have substantive participating rights to overcome the Company’s control. These entities’ intercompany transactions and balances have been eliminated through consolidation.

Revenue Recognition—Revenue is recognized when: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller’s price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue from the provision of pharmacy services is recognized when the prescription is dispensed (picked up by the patient or shipped to the patient using common carrier). At the time of dispensing each pharmacy has a contract with the insurance payor (item (i)); the insurance payor has accepted the claim for reimbursement from the pharmacy and informed the pharmacy how much will be paid for the prescription (item (iii)); the insurance payor is now legally obligated to make payment on the accepted claim within a given period proscribed by statute (item (iv)); and, the prescription has been taken from the pharmacy inventory, placed into an individually labeled container specific to the patient, and the patient is able to take possession of the prescription (item (ii)). Shipment to or pick up by the patient is the first time that all criteria for revenue recognition have been met.

Revenue from the provision of laboratory services is recognized upon the completion of accessions (the requested laboratory test has been performed and the report has been issued to the requesting physician). After the test has been performed and reported, the insurance company and/or patient has an obligation to pay for medically necessary laboratory tests (items (i) and (ii)). Unlike the pharmacy services model, laboratory services are provided prior to insurance company approval; as a result, the seller’s price to buyer is not known until payment is provided (items (iii) and (iv). Based on historical collections, the Company estimates the expected revenues associated with similar tests and recognizes the revenue when testing results have been provided.

Provisions for estimated sales returns and uncollectible accounts are recorded in the period in which the related sales are recognized based on historical and anticipated rates.

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The Company determines whether it is the principal or agent for its retail pharmacy contract services on a contract by contract basis. In the majority of its contracts, the Company has determined it is the principal due to it: (i) being the primary obligor in the arrangement, (ii) having latitude in changing the product or performing part of the service, (iii) having discretion in supplier selection, (iv) having involvement in the determination of product or service specifications, and (v) having credit risk. The Company’s obligations under its client contracts for which revenues are reported using the gross method are separate and distinct from its obligations to the third party pharmacies included in its retail pharmacy network contracts. Pursuant to these contracts, the Company is contractually required to pay the third party pharmacies in its retail pharmacy network for products sold, regardless of whether the Company is paid by its clients. The Company’s responsibilities under its client contracts typically include validating eligibility and coverage levels, communicating the prescription price and the co-payments due to the third party retail pharmacy, identifying possible adverse drug interactions for the pharmacist to address with the prescriber prior to dispensing, suggesting generic alternatives where clinically appropriate and approving the prescription for dispensing. Although the Company does not have credit risk with respect to Retail Co-Payments or inventory risk related to retail network claims, management believes that all of the other applicable indicators of gross revenue reporting are present. For contracts under which the Company acts as an agent, revenue is recognized using the net method.

Cost of Goods Sold—Costs and directly related expenses to sell the Company’s products and services are recorded as cost of goods sold when the related revenue is recognized. The Company records shipping and handling costs related to delivery of products to customers within cost of goods sold.

Income Taxes—The Company is not generally a taxable entity for income tax purposes, with the exception of Texas franchise tax. Other income taxes are generally borne by individual members. Net income for financial statement purposes may differ significantly from taxable income of members as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable income allocation requirements under the various membership agreements. The aggregated difference in the basis of our net assets for financial and tax reporting purposes cannot be readily determined because information regarding each member’s tax attributes in us is not available to us. The years 2015 through 2017 remain subject to examination by the Internal Revenue Service or other taxing authorities.

Cash and Cash Equivalents—The Company maintains bank accounts in the United States of America, which, at times, may exceed federally insured limits. All of the amounts reported as cash on the Company’s consolidated balance sheets represent cash on deposit, which is available on demand to the Company.

Restricted Cash—Restricted cash is stated at cost. The Company had cash held in a specified cash collateral account which was required upon entrance into the lease of its corporate offices.

Accounts Receivable—Accounts receivable are stated net of allowances for doubtful accounts and estimated returns. Allowances for doubtful accounts are recognized for estimated losses resulting from customers’ inability to meet payment obligations. Management specifically analyzes account receivables and historical bad debt; customer concentrations; customer creditworthiness; past due balances; current economic trends; and changes in customer payment terms when determining allowances for doubtful accounts. Allowances for estimated returns are recognized for sales that have occurred but which are expected to result in returned products from patients based upon their determination that they no longer need the medication. Additional allowances may be required in future periods if financial positions of customers deteriorate, reducing their ability to meet payment obligations.

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Inventories—Inventories, which consist of finished goods, are stated at the lower of cost, determined principally under the first-in, first-out method, or net realizable value. Inventories include the cost of pharmaceuticals, reagents, and consumables. Obsolete or excess inventories are reflected at their estimated realizable values. Net realizable value is the estimated sales revenue for a normal period of activity less expected selling costs.

Allowances for excess and obsolete inventory are recognized for excess amounts, obsolescence and declines in net realizable value below cost. Estimation and judgment are required in determining the value of the allowance for excess and obsolete inventory at each statement of financial position date. Management specifically analyzes estimates of future demand for products when determining allowances for excess and obsolete inventory. Changes in these estimates could result in revisions to the valuation of inventory in future periods.

Property and Equipment—Property, equipment and improvements to leased premises are depreciated using the straight-line method over the estimated useful lives of the assets, or when applicable, the term of the lease, whichever is shorter. Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which are generally as follows:

Leasehold improvements	The shorter of the expected useful life of the
improvement or the lease term
Computers and technological assets	3–5 years
Machinery and equipment	5 years
Furniture and fixtures	7 years

Assets acquired through finance lease arrangements or long-term rental arrangements that transfer substantially all the risks and rewards associated with ownership of the asset to the Company (as lessee) are capitalized.

Depreciation is accounted for in the Consolidated Statement of Operations under Cost of Goods Sold and Selling, General and Administrative Expense, depending on the use of the underlying assets. Depreciation expense recorded for the six-month periods ended June 30, 2018 and 2017, was approximately $346 and $282, respectively.

In addition, gains (losses) from disposals of property and equipment are accounted for in the corresponding cost line items in the Consolidated Statement of Income depending on where in the Consolidated Statement of Income the underlying asset would normally be expensed (i.e., Cost of Goods Sold or Selling, General and Administrative Expenses). There were no losses from disposals of assets recorded for the six month periods ended June 30, 2018 and 2017.

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Goodwill and Intangible Assets—Intangible assets consist of goodwill and licenses associated with business acquisitions as well as purchased software used in the business. The Company has elected to use the Private Company Council guidance as issued in Accounting Standards Update (ASU) No. 2014-02, Intangibles—Goodwill and Other and amortizes goodwill associated with business acquisitions, as well as licenses, straight-line over a three-year period. Software used in the business is amortized on a straight-line basis over three years. Additions to intangible assets are recorded at cost.

Goodwill is tested for impairment if an event occurs or circumstances change that indicate that the fair value of the entity may be below its carrying amount. The Company evaluates goodwill at the entity level. Messorio and Molise are the only entities with goodwill. Upon the occurrence of a triggering event, the Company assesses qualitative factors to determine whether it is more likely than not that the fair value of the entity is less than its carrying amount, including goodwill. A goodwill impairment loss is recognized if the carrying amount of the entity exceeds its fair value. A goodwill impairment loss, if any, is measured as the amount by which the carrying amount of an entity including goodwill exceeds its fair value. No impairment losses associated with goodwill have been recorded.

Amortization expense for the six-month periods ended June 30, 2018 and 2017, was approximately $3,066 and $2,967, respectively. Amortization of intangible assets has been reflected in amortization within Selling, General and Administrative Expense in the consolidated statements of income. Expected future amortization of goodwill and intangible assets is $2,269, $883 and $103 for the six month period ending December 31, 2018, and the years ended 2019 and 2020, respectively.

Impairment of Long-Lived Assets—The carrying value of property and equipment is assessed for recoverability by management whenever events or change in circumstances indicate an impairment may exist based on analysis of future undiscounted expected cash flows from the asset or asset group. Impairment losses are accounted for in the Consolidated Statement of Income under Impairment of Long-lived Assets. No significant impairment losses associated with property and equipment were recorded for the six-month periods ended June 30, 2018 and 2017.

Notes Receivable from Related Parties—Notes receivable from related parties are stated at historical cost, net of any related amortization and/or impairment, and consist of amounts which are of continuing benefit to the Company.

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenues and expenses in the reporting period. Actual amounts could differ from those estimates.

Fair Value Hierarchy—The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

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•	Level 1—Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
•	Level 2—Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.
•	Level 3—Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions about risk.

Fair Value of Financial Instruments—As of June 30, 2018 and 2017, the Company’s financial instruments include cash and cash equivalents, restricted cash, accounts receivable, due to related parties, notes receivable from related parties, accounts payable, notes payable, equipment lease financing liability, and contingent consideration liability. Due to the nature of these instruments, the Company’s carrying value approximates fair value. There were no outstanding derivative financial instruments as of June 30, 2018 or 2017.

Contingent Consideration—The Company from time to time includes in its acquisition purchase agreements, a provision that the seller is entitled to a portion of future net profits from the entity over a specified period of time. The Company considers the net profit agreement to be contingent consideration at the purchase date and records a liability for the fair value of the amount expected to be paid under the net profits agreement. Contingent consideration is considered a Level 3 financial instrument.

3. Business Combinations

2017 Acquisitions— On February 1, 2017, the Company acquired the limited liability company interests of Pure Pharmacy, LLC (“Pure”) for a total of $133 which represented a net profit interest equal to eight percent of Pure’s net profits for a period of three years. The purchase of Pure expanded the footprint of the Company in Austin, Texas.

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration—contingent consideration	$133
Allocated fair value of acquired asset—licenses	37
Goodwill	96
Total net assets acquired	$133

The goodwill recognized represents the value of synergies expected to be realized when the pharmacy is integrated into the Company’s systems and MSO network.

On February 21, 2017, the Company acquired 100% of the capital stock of High Desert Diagnostic Laboratory, Inc. (HDDL) for a total purchase price of $1,300 representing $1,300 in cash. The purchase of HDDL expanded the ancillary service offerings able to be provided directly by the Company.

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At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration—cash, net of cash acquired	$1,270

Allocated fair value of acquired assets and assumed liabilities:
Accounts receivable	$197
Prepaids and other current assets	14
Property and equipment	22
Licenses	29
Accounts payable	(91)
Total identifiable net assets	171
Goodwill	1,099
Total net assets acquired	$1,270

The goodwill recognized represents the value of synergies expected to be realized when the laboratory is integrated into the Company’s systems and MSO network.

On June 1, 2017, the Company acquired the outstanding seventy-one percent of the limited liability company interests of Baywood for a total of $10 in cash. As the purchase of the original twenty-nine percent resulted in the consolidation of the entity, the additional purchase price of $10 resulted in an increase in goodwill and equity of the entity.

On June 23, 2017, the Company acquired the limited liability company interests of Serene Pharmacy, LLC (“Serene”) for a total of $203 which represented a net profit interest equal to eight percent of Serene’s net profits for a period of three years. The purchase of Serene expanded the footprint of the Company in Austin, Texas.

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At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration—contingent consideration	$203
Allocated fair value of acquired asset—licenses	37
Goodwill	166
Total net assets acquired	$203

The goodwill recognized represents the value of synergies expected to be realized when the pharmacy is integrated into the Company’s systems and MSO network.

On June 30, 2017, the Company acquired 100% of the capital stock of Pro Pharmacy Health, Inc. (“Pro”) for a total of $265 of cash. The purchase of Pro expanded the footprint of the Company into Sugar Land, Texas.

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration—cash, net of cash acquired	$258

Allocated fair value of acquired assets and assumed liabilities:
Accounts receivable	$137
Inventory	19
Licenses	41
Total identifiable net assets	197
Goodwill	61
Total net assets acquired	$258

The goodwill recognized represents the value of synergies expected to be realized when the pharmacy is integrated into the Company’s systems and MSO network.

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4. Property and Equipment

The Company maintained the following property and equipment balances at June 30, 2018 and December 31, 2017:

	2018	2017
Leasehold improvements	$2,350	$2,248
Computers and technological assets	558	550
Machinery and equipment	866	863
Furniture and fixtures	166	166
Property and equipment—gross	3,940	3,827
Less accumulated depreciation	(1,165)	(820)
Property and equipment—net	$2,775	$3,007

5. GOODWILL

The following table provides information on changes in the carrying amount of goodwill, which is included in the accompanying consolidated balance sheets as of June 30, 2018 and December 31, 2017:

	2018	2017
As of January 1,	$17,988	$16,556
Goodwill added during the period	0	1,432
As of June 30 and December 31, respectively	17,988	17,988
Accumulated amortization	(14,906)	(11,909)
Goodwill, net	$3,082	$6,079

6. Notes Payable

Revolving Credit Note

On April 21, 2017 the Company obtained a revolving credit note with a bank with a borrowing base of up to $7,000. During 2017 the Company borrowed $7,000 against the line. As of June 30, 2018, $5,650 was outstanding. The Company incurred $63 in loan origination costs, of which $26 remains unamortized and has been included in Current portion of notes payable on the Consolidated Balance Sheets. The borrowings against the line bear interest at a rate per annum equal LIBOR plus 3.25% which is paid monthly. Interest expense recorded during the six-month periods ended June 30, 2018 and 2017, was $171 and $46, respectively. The borrowing base is reviewed monthly and the outstanding balance is adjusted, if necessary, to ensure that the outstanding borrowings do not exceed the borrowing base. Under the terms of the revolving credit note, the Company is required to maintain a specified fixed charge coverage ratio, as that term is defined. This note is collateralized by all the assets of the Company. The outstanding balance of the revolving credit note is due upon the note’s maturity date of April 21, 2019.

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Term Note

On April 21, 2017 the Company obtained a term note with a bank for a principle amount up to $3,000. During 2017 the Company borrowed $1,560 against the term note, this balance was outstanding as of June 30, 2018. The Company incurred $14 in loan origination costs, of which $6 remains unamortized and has been included in notes payable on the Consolidated Balance Sheets. The borrowings against the term note bear interest at a rate per annum equal LIBOR plus 3.25% which is paid monthly. Interest expense recorded during the six-month periods ended June 30, 2018 and 2017, was $38 and $3, respectively. Under the terms of the term note, the Company is required to maintain a specified fixed charge coverage ratio, as that term is defined. This note is collateralized by all the assets of the Company. The outstanding balance of the term note is due upon the note’s maturity date of April 21, 2022.

7. Contingent consideration

The following table provides information on changes in the carrying amount of contingent consideration, which is included in the accompanying consolidated balance sheet as of June 30, 2018:

Level 3
Contingent Consideration
2018
As of January 1,	$728
Contingent consideration added during the year	—
Payments of contingent consideration	(65)
Settlement of Baywood remaining consideration	(11)
Valuation adjustment - included in earnings	(471)
As of June 30,	$181

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The following table provides information on changes in the carrying amount of contingent consideration, which is included in the accompanying consolidated balance sheet as of December 31, 2017:

Level 3
Contingent Consideration
2017
As of January 1,	$1,888
Contingent consideration added during the year	336
Payments of contingent consideration	(624)
Settlement of Baywood remaining consideration	—
Valuation adjustment - included in earnings	(872)
As of December 31,	$728

The fair value of contingent consideration was determined by Level 3 inputs, which are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. In the valuation of contingent consideration as of the reporting date, the Level 3 inputs used are expected sales volumes, forecasted selling prices and associated direct costs for goods and services, and expectations of future operating costs.

8. Related Parties

During the year ended December 31, 2015, the Company entered into a consulting agreement with entities that had common ownership with Messorio. Specifically, the entities agreed to serve as insurance consultants to handle the tornado-related losses associated with Total RX. The entities received compensation for these consulting services, included in Other Expense in the accompanying consolidated statements of operations, amounting to $0 and $15,373 for the years ended December 31, 2017 and 2016, respectively. As of December 31, 2016, $3,299 was payable to these related party entities, $3,255 in the form of a note payable bearing interest at .5% per annum and $44 in accrued interest, for these consulting services and is included in Due to Related Parties in the long term liabilities portion of the accompanying consolidated balance sheet. This balance was relieved during the six months ended June 30, 2017 as a result of the related party being merged into the Company.

During 2016, TotalRX loaned an entity that had common ownership with Messorio money for various expenses and entered into a note receivable arrangement. The amount outstanding under the note receivable as of December 31, 2016 was $1,324, bearing interest at the rate of 10% per annum, with accrued interest of $110 and is included in Note Receivable From Related Party in the accompanying consolidated balance sheet. This balance was relieved during the six months ended June 30, 2017 as a result of the related party being merged into the Company.

During 2017, a related party paid a vendor of the Company $462 on the Company’s behalf. This related party owed a total of $499 to the Company as a result of the Company’s merger with a separate related party during the six months ended June 30, 2017. As of June 30, 2018 and December 31, 2017 both of these balances were outstanding.

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In January 2017 the Company received a loan in the amount of $4,108 from its partners. This balance, plus accrued interest of $77, was repaid in April 2017.

During the six months ended June 30, 2018 the Company provided $1,500 to a related party in the form of an unsecured convertible promissory note bearing interest at the lesser of five percent (5%) or the maximum rate permitted by applicable law. The balance of the convertible promissory note and accrued interest in the amount of $18 is outstanding at June 30, 2018. The principal and unpaid interest on the note are due on December 31, 2020.

9. Members’ equity and partners’ capital

Veneto—Veneto Holdings, LLC is a manager-managed limited liability company organized under the laws of the State of Texas. Veneto has 100 total authorized Units of Membership, all of the same class. All 100 Units are outstanding. Veneto distributed $0 and $6,108 to the Class A members of its subsidiaries in the six months ended June 30, 2018 and year ended December 31, 2017, respectively.

MHS—Medoc Health Services, LLC is a manager-managed limited liability company organized under the laws of the State of Texas. MHS has 100 total authorized Units of Membership, all of the same class. All 100 Units are outstanding. MHS subsidiaries distributed $2,269 and $7,695 to the Class A members of its subsidiaries in the six months ended June 30, 2018 and year ended December 31, 2017, respectively. MHS distributed $0 and $3,800 to its members during the six months ended June 30, 2018 and year ended December 31, 2017, respectively.

MHS Subsidiaries—MHS controls a number of subsidiaries that are all manager-managed limited liability companies organized under either the laws of the State of Texas or Delaware. Prior to April 1, 2016, each MSO entity was established with a maximum of 100 Units of Membership broken up into 40 Class A units and 60 Class B units. After April 1, 2016, each subsidiary has a total of 100 authorized units divided between 99 Class A Units and One Class B Units. The actual number of Class A Units issued by each subsidiary of MHS can vary as qualified investors successfully complete the investment subscription process. Any un-issued Class A units will be converted into Class B units until sold in the future. During that time, MHS will receive the profits from those units. MHS owns all Class B Units. The Class B Units have the authority to select the manager of the subsidiary.

Messorio—Messorio is a manager-managed limited liability company organized under the laws of the State of Texas. Messorio has 100 total authorized Units of Membership, all of the same class. All 100 Units are outstanding. All Messorio subsidiaries are wholly owned. Messorio distributed $0 and $6,200 to its members during the six months ended June 30, 2018 and year ended December 31, 2017, respectively.

MD 20/20—MD 20/20 is a limited partnership organized under the laws of the State of Texas. The limited partnership issues Interests to each partner, expressed as a percentage of the total interests issued. There is no limitation on the number of Interests that can be issued by the partnership. The limited partnership has two classes of partners, General Partners and Limited Partners. The General Partner owns 1% of the interests and the Limited Partners own 99% of the interests.

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Buccella—Buccella is a limited partnership organized under the laws of the State of Texas. The limited partnership issues Interests to each partner, expressed as a percentage of the total interests issued. There is no limitation on the number of Interests that can be issued by the partnership. The limited partnership has two classes of partners, General Partners and Limited Partners. The General Partner owns 1% of the interests and the Limited Partners own 99% of the interests. Buccella and its subsidiaries distributed $0 and $128 to its General Partner and Limited Partner, respectively during the six months ended June 30, 2018, respectively. Buccella and its subsidiaries distributed $0 and $1,036 to its General Partner and Limited Partner, respectively during the year ended December 31, 2017.

Buccella Subsidiaries—Buccella controls a number of subsidiaries that are all manager-managed limited liability companies organized under either the laws of the State of Texas or Delaware. Each subsidiary has a total of 100 authorized units divided between Class A and Class B Units. The Class B Units have the authority to select the manager of the subsidiary. Buccella owns all Class B Units.

10. commitments and Contingencies

On May 2, 2017, the Company learned that it is the subject of a federal grand jury investigation into allegations concerning (i) compounding pharmacy practices and payments made to physician investors with federal health care laws and regulations, and (ii) a business interruption insurance claim made following the destruction of a pharmacy in December of 2015. On May 9, 2018, the government executed a search warrant on the Company’s offices located at 3030 LBJ Freeway, Dallas, Texas, 75234. Subsequent to the execution of the search warrant, the government served grand jury subpoenas on several of the Company’s pharmacies. The Company has assured the government that it will cooperate with the government’s investigation, that it has been preserving, and will continue to preserve, a wide range of documents and electronic evidence, and that it looks forward to discussing the government’s concerns. As this matter is in its early stages, the Company does not have the ability to determine whether a loss associated with this matter is probable, nor would a loss be estimable. As such, no liability has been accrued as of June 30, 2018.

The Company is involved in various pending and threatened actions as well as regulatory investigations arising from its normal business operations. After consultations with legal counsel, since these actions are in the early stages, management cannot estimate the impact that these matters will have on the Company’s consolidated financial position or results of operations.

11. subsequent events

The Company has evaluated subsequent events through November 18, 2018, which is the date the consolidated financial statements were available for issuance, and concluded that there were no events or transactions that needed to be disclosed other than 1) during the third quarter, the Company determined that it had failed to achieve the Fixed Charge Coverage Ratio necessitated by its loan agreement with its lender and notified the lender of this breach. The Company is currently in discussion with the bank concerning potential cures as well as a potential forbearance agreement; 2) the Company closed three of its pharmacy locations in order to reduce selling, general and administrative costs associated with those pharmacies as a result of a decline in revenues; and, 3) on November 1, 2018 the Company restructured its MSO model by extinguishing the existing MSOs and allowing the physician investors to either transfer their existing investment to a new single MSO or sell back their existing investment to the Company for a contractually determined buyout figure.

Additionally, on October 4, 2018, the Company sold the bulk of its pharmacy and laboratory operations to Nugenerex Distribution Solutions 2, LLC (NDS), a third party. On November 2, 2018, the Company sold the remainder of its operational assets as well as the MSO to the same third party. Upon completion of the second acquisition the Company effectively no longer has operations. The combined purchase price for the acquisitions was $35 million and was paid for in the form of a note payable from NDS to the former owners of the Company.

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